UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

155

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2015

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6601 Six Forks Rd., Suite 140
Raleigh, North Carolina 27615

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (919) 480-1518

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed on March 9, 2015 by Islet Sciences, Inc., a Nevada corporation (the “Company”), on March 3, 2015, the Company entered into an exclusive license agreement (the “License Agreement”) with Brighthaven Ventures, L.L.C., a North Carolina limited liability company (“BHV”).  Pursuant to the License Agreement, the licenses granted thereunder were to become effective only if, on or before May 31, 2015 (the “Financing Date”), (i) the Company receives not less than $10,000,000 in additional equity or debt financing and (ii) the Company pays to BHV $5,000,000 as an upfront payment for the license.

On May 29, 2015, the Company and BHV entered into an amendment to the License Agreement which extended the Financing Date from May 31, 2015 to June 15, 2015.  All other provisions of the License Agreement remain in effect.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Amendment to Exclusive License Agreement between the Company and Brighthaven Ventures, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: May 29, 2015	By:	/s/ Steven R. Delmar
Name: Steven R. Delmar
Title: Chief Financial Officer